FIRM:59703706v3 Kevin Moran Chief Operating Officer September 5, 2023 Stephen Yarad 767 Springfield Avenue, Apt. 49 Summit, NJ 07901 Dear Stephen, We are pleased to extend to you an offer of employment with AlTi Global Inc. (“AlTi”) through its subsidiary, Tiedemann Advisors, LLC (“the Company”) as a Chief Financial Officer on the Finance Team in the Company’s New York office. Your manager will be Michael Tiedemann. Your anticipated start date will be September 18, 2023. Salary Your annual base salary will be $375,000, payable in accordance with the company’s normal payroll practices. 2023 Compensation For the financial year 2023, you will receive a guaranteed cash bonus of Five Hundred and Twenty-Five Thousand Dollars ($525,000), paid at such time, and subject to the restrictions, set forth in this letter agreement (the “2023 Guaranteed Cash Bonus”). Your 2023 Guaranteed Cash Bonus also acts as a make-whole payment for any compensation foregone from your previous employer (together with the equity award statement below) and will be paid to you on that date in 2024 on which annual discretionary cash bonuses for 2023 are granted to employees of the Company generally, but in all events will be paid to you no later than December 31, 2024. In addition you will be granted an award of $280,000 in deferred equity per the ALTI GLOBAL, INC. 2023 Stock Incentive Plan (including any successor or similar plan), (the “Stock Plan”) and in accordance with the terms of the Stock Plan and an award certificate, as determined by the Company in its discretion and generally applicable to employees at your level. Such deferred equity award will be granted on that date in 2024 on which annual equity awards for 2023 are granted to employees of the Company generally, but in all events will be granted to you no later than December 31, 2024. The amount of this deferral has been determined by the Company as is generally applicable to employees at your level, and this and any future deferred award shall be subject to such terms and conditions of vesting, delivery and settlement (including your continued employment), and all other terms and conditions of the Stock Plan and applicable award certificates. If your employment is terminated by the Company without cause, you shall be entitled to be paid, to the extent not already paid, and subject to your execution and delivery of the Company’s standard separation agreement, the cash portion of your 2023 Guaranteed Bonus (subject to applicable taxes and deductions) when it otherwise would have been paid so long as you continue to comply with your obligations to the Company. Equity Buyout Award In addition, to compensate you for the cancellation of, or for your becoming ineligible to receive, certain equity awards granted to you by your current employer (your “Old Equity Awards”), the Company will grant to you, subject to your providing documentation evidencing the cancellation of your Old Equity Awards in the form of a forfeiture statement or substantially similar documentation, as may be reasonably acceptable to the Company in its sole discretion, an award of restricted stock units (“RSUs”) linked to AlTi Global Inc. registered shares DocuSign Envelope ID: 23C637DF-EF26-4EDE-A24C-84637B1253C410576494-DC52-4418-B1FC-9B835008 FA6

FIRM:59703706v3 AlTi | Tiedemann Global 2 under the Stock Plan (the “Equity Buyout Award”). The Equity Buyout Award shall be subject to the terms and conditions of the Stock Plan and an award certificate. The number of RSUs awarded to you as the Equity Buyout Award shall be calculated as follows: (i) the aggregate value of your Old Equity Awards, as determined by the Company in its sole discretion, provided that, for publicly traded companies, such value shall be based on the closing share price of your current employer on the date your employment with the Company commences, divided by (ii) the average closing price of AlTi, as officially reported on the NYSE over the twenty (20) trading days preceding the date your employment with the company commences. For purposes of the foregoing sentence, you acknowledge and agree that the aggregate value of your Old Equity Awards shall not exceed $880,000. The Equity Buyout Award will be subject to vesting and will vest ratably on February 15, 2024, 2025 and 2026, subject to the terms and conditions of the Stock Plan and applicable award certificate. Subject to your compliance with the terms and conditions set forth in the Stock Plan and applicable award certificate, it is currently intended that settlement of vested RSUs associated with the Equity Buyout Award will occur within 120 days following the applicable scheduled vesting date. If at any time you shall receive any payment or other consideration in respect of your Old Equity Awards, a number of your then outstanding RSUs associated with the Equity Buyout Award, equal in value to such payment or other consideration (as determined by the Company, in its sole discretion), shall be immediately cancelled for no consideration and with no further required action by the Company or otherwise, with effect retroactively to the date of grant. To the extent a sufficient number of outstanding RSUs are not available for forfeiture, you will be required to make a cash payment to the Company, on demand, in an amount equal in value of such payment or other consideration. Discretionary Compensation For performance year 2024 and thereafter, you will be eligible for a discretionary bonus in line with our standard pay practices and in combination with the Stock Plan, as mentioned above. The portion of any annual discretionary bonus payable in cash on a non-deferred basis that you receive for any year shall be subject to the Company’s standard policies and procedures, including, without limitation, policies relating to repayment obligations. Except as set forth herein, all annual discretionary bonuses (if any) for any year are solely within the discretion of the Company, and shall be subject to the Company’s standard policies and procedures. All payments of base salary and bonus shall be subject to withholdings and deductions. You shall be entitled to unlimited paid time off per year, which shall be provided in accordance with the terms of the Company’s paid time off policy. You shall be entitled to benefits on the same basis as those benefits are made available to other employees in comparable positions. General Terms All payments of all compensation, including base salary and bonus, shall be subject to withholdings and deductions. You shall be entitled to an unlimited amount of paid time off per year, which shall be provided in accordance with the terms of the Company’s paid time off policy. You shall be entitled to benefits on the same basis as those benefits are made available to other employees in comparable positions. There is an expectation that your role will transition to a to-be-formed holding company, at which point you will become subject to the employee benefits, pay practices, and polices of such company. Your employment with the Company will be on an at-will basis. This means that there is no guarantee of employment for any specific duration of time and that either you or the Company may terminate the employment relationship, with or without notice at any time. Your employment with the Company will also be subject to its policies, programs and practices which may be added or amended from time to time. DocuSign Envelope ID: 23C637DF-EF26-4EDE-A24C-84637B1253C410576494-DC52-4418-B1FC-9B835008 FA6

FIRM:59703706v3 AlTi | Tiedemann Global 3 This letter contains the entire understanding between us on the subjects covered herein and supersedes all prior agreements, arrangements, and understandings whether written or oral. You acknowledge that you have not relied on any representations not contained in this letter. This letter may be amended by a writing signed by both of us. By signing below and accepting the terms of this offer letter, you agree that the company may assign this offer letter to any successor or assign. This letter shall be interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof. As a result of your employment with the Company, you will be in possession of proprietary and confidential information relating to the business practices and financial information of the firm and its affiliated companies. You agree that you will not, at any time during the term of your employment, directly or indirectly use or disclose to any person, firm, corporation or other entity, such confidential information acquired by you during your employment unless authorized to do so by the Company. You understand that Company employees are not permitted to make any unauthorized use of documents or other information in their employment with the Company which could properly be considered or construed to be confidential or proprietary information of another individual or company. Likewise, you acknowledge that Company employees may not bring with them any confidential or proprietary documents or other forms of tangible information onto the premises of the Company relating to their prior employer(s)’ business and you represent and warrant that you have not done so and will not do so. You also represent and warrant that you are not bound by any agreement or other existing or previous obligation or business relationship which conflicts with, or may conflict with, or which will or could prevent the full performance of your duties and obligations hereunder. You represent that acceptance of employment with the Company, or the performance of your job responsibilities will not cause you to be in breach of any employment or other agreement. By signing this letter, you represent and warrant that by accepting this offer and performing services for the Company, you have not and will not breach or violate any contract or legal obligation that you may owe to any third party, including, without limitation, any restrictive covenant (such as an agreement not to compete or solicit), notice period, or other obligation that you may owe to any current or former employer that may restrict your ability to perform services for the Company. This includes you not bringing any confidential information of a former employer with you to the Company. This offer of employment is contingent upon your successful completion of all facets of the Company’s pre- employment screening process, which may include, confirmation that you are legally able to work for the Company in the United States in the position offered to you, and a background investigation. Please indicate your acceptance of the terms of our offer by signing the document via DocuSign. If you have any questions regarding this offer, please do not hesitate to call Kim Nigro at 206.748.3695. We look forward to having you joining our team. Sincerely, AGREED TO AND ACCEPTED: Signature: _____________________________ Date: _____________ STEPHEN YARAD DocuSign Envelope ID: 23C637DF-EF26-4EDE-A24C-84637B1253C410576494-DC52-4418-B1FC-9B835008 FA6 9/5/2023 | 1:02 PM PDT